EXHIBIT INDEX

Exhibits
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99.1     Proxy Vote for Meeting of Limited Partners of Technology Funding
         Partners III, L.P.
         May 20, 2005

TECHNOLOGY FUNDING PARTNERS III, L.P.

Proxy Vote for Tri-Annual Meeting of Limited Partners

Proxy Solicited by the Management Committee of the Partnership

The Inspector of Election for the Tri-Annual Meeting of the Limited Partners of Technology Funding Partners III, L.P., (the
"Partnership") held at 460 St. Michael's Drive, Suite 1000, Santa Fe, New Mexico 87505, at 10:00 a.m. local time, on Friday, May 20, 2005, reports the vote tallies for the following proposals:

1. The election of three Individual General Partners each for a three-year term or until the earlier termination of the Partnership.

G. Whitney Baines      152,749 Units voting For
A. Logan Craft         152,719 Units voting For
Michael S. Tempesta    152,769 Units voting For

2. The election of two Managing General Partners each to serve for a three-year term or until the earlier termination of the Partnership.

Technology Funding Inc.    152,620 Units voting For
Technology Funding Ltd.    152,620 Units voting For

3. Ratification of the Management Committee's appointment of Grant Thornton LLP as independent registered public accountants of the Partnership.

FOR - 154,755     AGAINST - 3,257     ABSTAIN - 1,988